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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF TENZER GREENBLATT LLP]


                               September 25, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Paravant Computer Systems, Inc.
                  Registration Statement on Form S-3
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Gentlemen:

         We have acted as counsel to Paravant Computer Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of the sale by certain securityholders of the Company (the "Selling Securityholders") of up to 480,000 shares (the "Shares") of common stock, par value $.015 per share, of the Company ("Common Stock") which are issuable to the Selling Securityholders upon exercise of warrants (the "Bridge Warrants") which were originally sold to the Selling Securityholders in connection with the Company's August 1995 bridge financing.

         We have examined the proceedings taken in connection with the incorporation of the Company under the laws of the State of Florida, including the articles of incorporation of the Company and any amendments thereto which have been filed. We have also examined (i) the by-laws of the Company, and any amendments thereto, (ii) the Registration Statement and (iii) the Bridge Warrants. We have also examined such other documents, records, certificates of public officials, certificates and/or statements of officers and representatives of the Company and matters of law as we have considered relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates and/or statements of officers and representatives of the Company.

         Based upon the foregoing, and subject to the qualifications stated herein (and assuming that the securities referred to herein will be issued or sold according to the Registration Statement at a time when such is effective and that they will be in compliance with all applicable securities laws involved in those states in which said securities may be sold), we are of the opinion that the Shares have been duly authorized and, when issued and paid for upon exercise of the Bridge Warrants in accordance with the terms thereof, will be validly issued, fully-paid and non-assessable.

         We are admitted to practice law only in the State of New York and we are expert in, and express opinions only as to, the laws of the State of New York and federal laws of the United States.

         We consent to the use and filing of this opinion in connection with the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters".


                                                     Very truly yours,

                                                    TENZER GREENBLATT LLP


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